Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this initial Registration Statement on Form N-1A (File No. 811-05201) for the Thornburg Liquidity Management Fund, to the references to us under the headings “Independent Registered Public Accounting Firm.”

/s/ PricewaterhouseCoopers LLP

New York, New York

July 31, 2015